UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2011 (February 14, 2011)
Avago Technologies Limited
(Exact name of registrant as specified in its charter)

Singapore (State or Other Jurisdiction of Incorporation)	001-34428 (Commission File Number)	N/A (IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923 (Address of Principal Executive Offices)	N/A (Zip Code)
Registrant’s telephone number, including area code: (65) 6755-7888
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On February 14, 2011, the board of directors (the “Board”) of Avago Technologies Limited (the “Company”) appointed John Min-Chih Hsuan to its board of directors (the “Board”), effective immediately. Mr. Hsuan was also appointed as a member of the Nominating and Corporate Governance Committee of the Board, upon his appointment to the Board.
     Mr. Hsuan’s career has spanned over 30-year career in the semiconductor industry. He spent over 20 years with United Microelectronics Corporation, and served as its President and Chief Executive Officer, and as Chairman of its board of directors, from 1991 until 2003, and as Vice Chairman of its board of directors from 2003 to 2005. Mr. Hsuan also serves on the boards of directors of a number of publicly-traded semiconductor and technology companies in Taiwan and in Canada, and currently serves as the Emeritus Vice Chairman of United Microelectronic Corporation. Mr. Hsuan holds a Bachelor’s Degree in Electronic Engineering and an Honorary Ph.D. Degree from National Chiao Tung University in Taiwan, and has been awarded a substantial number of patents the United States and Taiwan.
     Mr. Hsuan will participate in the non-employee director compensation arrangements generally applicable to all of the Company’s non-employee directors. Under the terms of those arrangements, as currently in effect, Mr. Hsuan received an initial equity grant consisting of an option to purchase 17,201 ordinary shares of the Company and 5,734 restricted share units of the Company, on his first date of service as a director. In addition, Mr. Hsuan will be entitled to receive the cash and annual equity compensation payable to all other independent, non-employee directors of the Company, as set forth in the Company’s preliminary proxy statement filed with the Securities and Exchange Commission on January 28, 2011.
Item 7.01. Regulation FD Disclosure.
     Hock E. Tan, President and Chief Executive Officer of the Company, has terminated his pre-arranged trading plan to sell ordinary shares of the Company that he owns or will acquire through the exercise of vested options (“10b5-1 Plan”), effective February 15, 2011. Mr. Tan’s 10b5-1 Plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding transactions in Company shares.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
None.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: February 16, 2011

Avago Technologies Limited
By:	/s/ Douglas R. Bettinger
	Name:	Douglas R. Bettinger
	Title:	Senior Vice President and Chief Financial Officer